Exhibit 10.2
INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is made and entered into as of _________________, between ARTIVION, INC., a Delaware corporation (the “Corporation”), and _____________________, a resident of _________________ (the “Indemnitee”).

W I T N E S S E T H

WHEREAS, at the request of the Corporation, Indemnitee is an executive officer and/or a member of the board of directors of the Corporation (the “Board of Directors”) and in such capacity is performing a valuable service for the Corporation;

WHEREAS, both the Corporation and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies;

WHEREAS, in addition to the indemnification to which Indemnitee is entitled pursuant to the Certificate of Incorporation and Bylaws of the Corporation (as amended, the “Governing Documents”) and as additional consideration for Indemnitee’s service, the Corporation has obtained or may in the future obtain, at its expense, directors’ and officers’ liability insurance protecting Indemnitee in connection with such service; and

WHEREAS, Indemnitee and the Corporation acknowledge that the indemnities available under the Governing Documents and such insurance may not, in all situations, be adequate to protect Indemnitee against the risks associated with service to the Corporation.

NOW, THEREFORE, in consideration of the premises and the covenants in this Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:

1.Indemnification.

(a)Subject to Sections 3 and 5 of this Agreement, the Corporation shall indemnify Indemnitee to the fullest extent permitted by the Delaware General Corporation Law and any other applicable law. This obligation includes the obligation to indemnify Indemnitee whenever Indemnitee is or was a party or witness or is threatened to be made a party or witness to any Proceeding (capitalized terms not otherwise defined are defined in Section 13) because (or arising in part because) Indemnitee is or was (or is alleged to be or have been) a director, officer, employee, partner, fiduciary or agent of the Corporation or is or was (or is alleged to be or have been) serving at the request of the Corporation as a director, officer, employee, partner, fiduciary or agent of another corporation, partnership, joint venture, limited liability company, limited liability partnership, limited partnership, employee benefit plan, trust or other enterprise, or because of anything done or not done by Indemnitee in such capacity (any such event or occurrence, an “Indemnifiable Event”), against Expenses and Liabilities as defined below (including the costs of any investigation, defense, service as a witness, settlement or appeal), actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding. The foregoing indemnification, including the conditions thereto, shall also apply to any such Proceeding brought by or in the right of the Corporation.

(b)To the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding, including dismissal without prejudice, Indemnitee shall be indemnified against Expenses and Liabilities actually and reasonably incurred by Indemnitee in connection therewith.

(c)If the indemnification provided for in Section 1(a) above for any reason is held by a court of competent jurisdiction to be unavailable to Indemnitee in respect of any losses, claims, damages, expenses or liabilities referred to therein due to public policy related to applicable federal or state securities laws, then the Corporation, in lieu of indemnifying Indemnitee thereunder, shall contribute to the amount paid or payable by Indemnitee as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Corporation and Indemnitee, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Corporation and Indemnitee in connection with the action or inaction which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. In connection with the registration of the Corporation’s securities, the relative benefits received by the Corporation and Indemnitee shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Corporation and Indemnitee, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the securities so offered. The relative fault of the Corporation and Indemnitee shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Corporation or Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Corporation and Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 1(c) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. In connection with the registration of the Corporation’s securities, in no event shall Indemnitee be required to contribute any amount under this Section 1(c) in excess of the lesser of (i) that proportion of the total of such losses, claims, damages or liabilities indemnified against equal to the proportion of the total securities sold under such registration statement which was sold by Indemnitee or (ii) the proceeds received by Indemnitee from sale of securities under such registration statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

2.Mandatory Advancement of Expenses.

(a)General. Unless a determination has been made pursuant to Section 5 (and remains in effect) that Indemnitee is not entitled to indemnification pursuant to Section 1, all reasonable Expenses incurred by or on behalf of Indemnitee shall be advanced from time to time by the Corporation to Indemnitee within twenty (20) days after the Corporation’s receipt of a written request for an advance of Expenses by Indemnitee, whether prior to or after final disposition of a Proceeding. For the sake of clarity, the Corporation shall not be obligated to make an affirmative determination under Section 5 in order to advance expenses prior to final disposition of a Proceeding. Furthermore, any Section 5 determination that Indemnitee is not entitled to advancement of expenses, if made prior to the final disposition of the relevant Proceeding, must be reasonable and must be based on facts that, in the reasonable opinion of the decision-making party, at the time such determination is made, demonstrate by clear and convincing evidence, sufficient to overcome the presumption of entitlement set forth in Section 5, that Indemnitee did not meet the applicable standard of conduct under Delaware law.

The written request for an advancement of any and all Expenses under this Section shall contain reasonable detail of the Expenses incurred by Indemnitee, provided that Indemnitee shall not be required to provide any documentation or information to the extent that the provision thereof would undermine or otherwise jeopardize attorney-client privilege. Indemnitee shall agree, at the time of such written request for an advance, to repay the amounts advanced if it is ultimately determined that Indemnitee is not entitled to be indemnified pursuant to the terms of this Agreement. Any advances made shall be unsecured and no interest shall be charged thereon.

(b)Indemnification for Expenses in Enforcing Rights. To the fullest extent allowable under applicable law, the Corporation shall also indemnify against, and, if requested by Indemnitee, shall advance to Indemnitee subject to and in accordance with the terms of Section 2(a), any Expenses actually and reasonably paid or incurred by Indemnitee in connection with any action or proceeding by Indemnitee for (a) indemnification or reimbursement or advance payment of Expenses by the Corporation under any provision of this Agreement, or under any other agreement or provision of the Governing Documents now or hereafter in effect relating to Proceedings regarding Indemnifiable Events, and/or (b) recovery under any directors’ and officers’ liability insurance policies maintained by the Corporation, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification or insurance recovery, as the case may be. However, in the event that Indemnitee is ultimately determined not to be entitled to such indemnification or insurance recovery, as the case may be, then all amounts advanced under this Section 2(b) shall be repaid. Indemnitee shall be required to reimburse the Corporation in the event that a final judicial determination is made that such action brought by Indemnitee was frivolous or not made in good faith.

3.Limitations. The foregoing indemnity and advancement of Expenses shall apply only to the extent that Indemnitee has not been indemnified and reimbursed pursuant to such insurance as the Corporation may maintain for Indemnitee’s benefit or pursuant to the Governing Documents or otherwise; provided, however, that notwithstanding the availability of such other indemnification and reimbursement pursuant to such Corporation-maintained policies, Indemnitee may, with the Corporation’s consent, claim indemnification and advancement of Expenses pursuant to this Agreement by assigning Indemnitee’s claims under such insurance to the Corporation to the extent Indemnitee is paid by the Corporation.

Furthermore, any other provision herein to the contrary notwithstanding, the Corporation shall not be obligated pursuant to the terms of this Agreement to (a) indemnify or advance Expenses to Indemnitee with respect to any Proceeding initiated or brought voluntarily by such Indemnitee and not by way of defense, except (i) with respect to actions or proceedings to establish or enforce a right to indemnity under this Agreement or any other agreement or insurance policy or under the Governing Documents now or hereafter in effect relating to a Proceeding and (ii) in specific cases in which the Board of Directors has approved the initiation or bringing of such Proceeding, (b) indemnify Indemnitee for expenses and/or the payment of profits with respect to any short swing profit liability owed to the Corporation by Indemnitee pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute, and the regulations promulgated thereunder (the “Exchange Act”), (c) indemnify or advance funds to Indemnitee for Indemnitee’s reimbursement to the Corporation of any bonus or other incentive-based or equity-based compensation previously received by Indemnitee, or payment of any profits realized by Indemnitee from the sale of securities of the Corporation, as required in each case under the Exchange Act (including any such reimbursements under Section 304 of the Sarbanes-Oxley Act of 2002) in connection with an accounting restatement of the Corporation or under the Artivion, Inc. Clawback Policy, as it may be amended from time to time, under Rule 10D-1 under the Exchange Act, or (d) indemnify Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous.

4.Insurance. The Corporation may, but is not obligated to, maintain insurance to protect itself and/or Indemnitee against Expenses and Liabilities in connection with Proceedings to the fullest extent permitted by applicable laws or its Governing Documents. The Corporation may, but is not obligated to, create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification or advancement of Expenses as provided in this Agreement. If, at the time of the receipt by the Corporation of a notice of a claim by Indemnitee pursuant to Section 5 hereof (or upon the Corporation otherwise becoming aware of such a claim), the Corporation has liability insurance in effect which may cover such claim, then the Corporation shall give timely notice of the commencement of such claim to the insurers in accordance with the procedures set forth in the respective policies. The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such action, suit, proceeding, inquiry or investigation in accordance with the terms of such policies.

5.Procedures and Presumptions for Determination of Entitlement to Indemnification.

(a)Mandatory Indemnification; Indemnification as a Witness.

(i)To the extent that Indemnitee shall have been successful on the merits or otherwise in defense of any Proceeding relating to an Indemnifiable Event or any portion thereof or in defense of any issue or matter therein, including without limitation dismissal without prejudice, Indemnitee shall be indemnified against all Liabilities relating to such Proceeding in accordance with Section 1 to the fullest extent allowable by law, and no Standard of Conduct Determination (as defined in Section 5(b)) shall be required.

(ii)To the extent that Indemnitee’s involvement in a Proceeding relating to an Indemnifiable Event is to prepare to serve and serve as a witness, and not as a party, the Indemnitee shall be indemnified against all Liabilities and Expenses incurred in connection therewith to the fullest extent allowable by law and no Standard of Conduct Determination shall be required.

(b)Standard of Conduct. To the extent that the provisions of Section 5(a) are inapplicable to a Proceeding related to an Indemnifiable Event that shall have been finally disposed of, any determination of whether Indemnitee has satisfied any applicable standard of conduct under Delaware law that is a legally required condition to indemnification of Indemnitee hereunder against Liabilities relating to such Proceeding and any determination that an advancement of Expenses must be repaid to the Corporation (a “Standard of Conduct Determination”) shall be made as follows:

(i)if no Change in Control has occurred, (A) by a majority vote of the Disinterested Directors, even if less than a quorum of the Board of Directors, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum or (C) if there are no such Disinterested Directors, by Independent Counsel in a written opinion addressed to the Board of Directors, a copy of which shall be delivered to Indemnitee; and

(ii)if a Change in Control shall have occurred, (A) if the Indemnitee so requests in writing, by a majority vote of the Disinterested Directors, even if less than a quorum of the Board of Directors, or (B) otherwise, by Independent Counsel in a written opinion addressed to the Board of Directors, a copy of which shall be delivered to Indemnitee.

The Corporation shall indemnify and hold harmless Indemnitee against and, if requested by Indemnitee, shall reimburse Indemnitee for, or advance to Indemnitee, within fifteen (15) days of such request, any and all Expenses incurred by Indemnitee in cooperating with the person or persons making such Standard of Conduct Determination.

(c)Making the Standard of Conduct Determination. The Corporation shall use its reasonable best efforts to cause any Standard of Conduct Determination required under Section 5(b) to be made as promptly as practicable. If the person or persons designated to make the Standard of Conduct Determination under Section 5(b) shall not have made a determination within thirty (30) days after the later of (A) receipt by the Corporation of a written request from Indemnitee for indemnification pursuant to Section 1 (the date of such receipt being the “Notification Date”) and (B) the selection of an Independent Counsel, if such determination is to be made by Independent Counsel, then Indemnitee shall be deemed to have satisfied the applicable standard of conduct; provided that such 30-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person or persons making such determination in good faith requires such additional time to obtain or evaluate information relating thereto. Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement of Indemnitee to indemnification under this Agreement shall be required to be made prior to the final disposition of any Proceeding.

(d)Payment of Indemnification. If, in regard to any Liabilities:

(i)Indemnitee shall be entitled to indemnification pursuant to Section 5(a),

(ii)No Standard of Conduct Determination is legally required as a condition to indemnification of Indemnitee hereunder, or

(iii)Indemnitee has been determined or deemed pursuance to Section 5(b) or 5(c) to have satisfied the Standard of Conduct Determination,

then the Corporation shall pay to Indemnitee, within fifteen (15) days after the later of (A) the Notification Date or (B) the earliest date on which the applicable criterion specified in clause (i), (ii) or (iii) is satisfied, an amount equal to such Liabilities.

(e)Selection of Independent Counsel for Standard of Conduct Determination. If a Standard of Conduct Determination is to be made by Independent Counsel pursuant to Section 5(b)(i), the Independent Counsel shall be selected by the Board of Directors, and the Corporation shall give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected. If a Standard of Conduct Determination is to be made by Independent Counsel pursuant to Section 5(b)(ii), the Independent Counsel shall be selected by Indemnitee, and Indemnitee shall give written notice to the Corporation advising it of the identity of the Independent Counsel so selected. In either case, Indemnitee or the Corporation, as applicable, may, within five (5) days after receiving written notice of selection from the other, deliver to the other a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not satisfy the criteria set forth in the definition of “Independent Counsel” in Section 13(f), and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person or firm so selected shall act as Independent Counsel. If such written objection is properly and timely made and substantiated, (i) the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit; and (ii) the non-objecting party may, at its option, select an alternative Independent Counsel and give written notice to the other party advising such other party of the identity of the alternative Independent Counsel so selected, in which case the provisions of the two immediately preceding sentences, the introductory clause of this sentence and numbered clause (i) of this sentence shall apply to such subsequent selection and notice. If applicable, the provisions of clause (ii) of the immediately preceding sentence shall apply to successive alternative selections. If no Independent Counsel that is permitted under the foregoing provisions of this Section 5(e) to make the Standard of Conduct Determination shall have been selected within twenty (20) days after the Corporation gives its initial notice pursuant to the first sentence of this Section 5(e) or Indemnitee gives its initial notice pursuant to the second sentence of this Section 5(e), as the case may be, either the Corporation or Indemnitee may petition the Court of Chancery of the State of Delaware (the “Delaware Court”) to resolve any objection which shall have been made by the Corporation or Indemnitee to the other’s selection of Independent Counsel and/or to appoint as Independent Counsel a person to be selected by the Court or such other person as the Court shall designate, and the person or firm with respect to whom all objections are so resolved or the person or firm so appointed will act as Independent Counsel. In all events, the Corporation shall pay all of the reasonable fees and expenses of the Independent Counsel incurred in connection with the Independent Counsel’s determination pursuant to Section 5(b).

(f)Presumptions and Defenses.

(i)Indemnitee’s Entitlement to Indemnification. In making any Standard of Conduct Determination, the person or persons making such determination shall presume that Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification, and the Corporation shall have the burden of proof to overcome that presumption and establish that Indemnitee is not so entitled. Any Standard of Conduct Determination that is adverse to Indemnitee may be challenged by the Indemnitee in the Delaware Court. No determination by the Corporation (including by its directors or any Independent Counsel) that Indemnitee has not satisfied any applicable standard of conduct may be used as a defense to any legal proceedings brought by Indemnitee to secure indemnification or reimbursement or advance payment of Expenses by the Corporation hereunder or create a presumption that Indemnitee has not met any applicable standard of conduct.

(ii)Reliance as a Safe Harbor. For purposes of this Agreement, and without creating any presumption as to a lack of good faith if the following circumstances do not exist, Indemnitee shall be deemed to have acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation if Indemnitee’s actions or omissions to act are taken in good faith reliance upon the records of the Corporation, including its financial statements, or upon information, opinions, reports or statements furnished to Indemnitee by the officers or employees of the Corporation or any of its subsidiaries in the course of their duties, or by committees of the Board of Directors or by any other Person (including legal counsel, accountants and financial advisors) as to matters Indemnitee reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation. In addition, the knowledge and/or actions, or failures to act, of any other director, officer, agent or employee of the Corporation shall not be imputed to Indemnitee for purposes of determining the right to indemnity hereunder.

(iii)No Other Presumptions. For purposes of this Agreement, the termination of any Proceeding by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, will not create a presumption that Indemnitee did not meet any applicable standard of conduct or have any particular belief, or that indemnification hereunder is otherwise not permitted.

(iv)Defense to Indemnification and Burden of Proof. It shall be a defense to any action brought by Indemnitee against the Corporation to enforce this Agreement (other than an action brought to enforce a claim for Liabilities incurred in defending against a Proceeding related to an Indemnifiable Event in advance of its final disposition) that it is not permissible under applicable law for the Corporation to indemnify Indemnitee for the amount claimed. In connection with any such action or any related Standard of Conduct Determination, the burden of proving such a defense or that the Indemnitee did not satisfy the applicable standard of conduct shall be on the Corporation.

6.Fees and Expenses of Counsel. The Corporation agrees to pay the reasonable fees and expenses of independent legal counsel (including appropriate retainers) should such counsel be retained to make a determination of Indemnitee’s entitlement to indemnification pursuant to Section 5 of this Agreement.

7.Remedies of Indemnitee.

(a)In the event that (i) a determination pursuant to Section 5 hereof is made that Indemnitee is not entitled to indemnification, (ii) advances of Expenses are not made pursuant to this Agreement for any reason, (iii) payment has not been timely made following a determination of entitlement to indemnification pursuant to this Agreement, or (iv) Indemnitee otherwise seeks enforcement of this Agreement, Indemnitee shall be entitled to a final adjudication of Indemnitee’s rights in an appropriate court. The Corporation shall not oppose Indemnitee’s right to seek any such adjudication.

(b)In the event that a determination that Indemnitee is not entitled to indemnification, in whole or in part, has been made pursuant to Section 5 hereof, the decision in the judicial proceeding provided in paragraph (a) of this Section 7 shall be made de novo and Indemnitee shall not be prejudiced by reason of a determination that Indemnitee is not entitled to indemnification.

(c)If a determination that Indemnitee is entitled to indemnification has been made pursuant to Section 5 hereof or otherwise pursuant to the terms of this Agreement, the Corporation shall be bound by such determination in the absence of (i) misrepresentation of a material fact by Indemnitee or (ii) a specific finding (which has become final) by an appropriate court that all or any part of such indemnification is expressly prohibited by law.

(d)In any court proceeding pursuant to this Section 7, the Corporation shall be precluded from asserting that the procedures and presumptions of this Agreement are not valid, binding and enforceable. The Corporation shall stipulate in any such court that the Corporation is bound by all the provisions of this Agreement (including the rebuttable presumptions specified in Section 5(f)(i)) and is precluded from making any assertion to the contrary.

8.Modification. Waiver, Termination and Cancellation. No supplement, modification, termination, cancellation or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall any such waiver constitute a continuing waiver.

9.Notice by Indemnitee and Defense of Claim. Indemnitee shall promptly notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter, whether civil, criminal, administrative or investigative, but the omission to so notify the Corporation will not relieve it from any liability which it may have to Indemnitee if such omission does not prejudice the Corporation’s rights. If such omission does prejudice the Corporation’s rights, the Corporation will be relieved from liability only to the extent of such prejudice. With respect to any Proceeding as to which Indemnitee notifies the Corporation of the commencement thereof:

(a)The Corporation will be entitled to participate therein at its own expense; and

(b)The Corporation jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee; provided, however, that the Corporation shall not be entitled to assume the defense of any Proceeding if Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and Indemnitee with respect to such Proceeding. After notice from the Corporation to Indemnitee of its election to assume the defense thereof, the Corporation will not be liable to Indemnitee under this Agreement for any Expenses subsequently incurred by Indemnitee in connection with the defense thereof, other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ Indemnitee’s own counsel in such Proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless:

(i)The employment of counsel by Indemnitee has been authorized in writing by the Corporation;

(ii)Indemnitee shall have reasonably concluded that counsel engaged by the Corporation may not adequately represent Indemnitee; or

(iii)The Corporation shall not in fact have employed counsel to assume the defense in such Proceeding or shall not in fact have assumed such defense and be acting in connection therewith with reasonable diligence;

in each of which cases the fees and expenses of such counsel shall be at the expense of the Corporation.

(c)The Corporation shall not settle any Proceeding in any manner which would impose any penalty or limitation on Indemnitee, other than monetary penalties paid by the Corporation, without Indemnitee’s written consent; provided, however, that Indemnitee will not unreasonably withhold Indemnitee’s consent to any such proposed settlement. In addition, the Corporation shall not enter into any settlement of any Proceeding unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

10.Deposit of Funds in Trust. If the Corporation voluntarily decides to dissolve or to file a petition for relief under any applicable bankruptcy, moratorium or similar laws, then not later than 10 days prior to such dissolution or filing, the Corporation shall deposit in trust for the sole and exclusive benefit of Indemnitee a cash amount equal to all amounts previously authorized to be paid to Indemnitee hereunder, such amounts to be used to discharge the Corporation’s obligations to Indemnitee hereunder. Any amounts in such trust not required for such purpose shall be returned to the Corporation. This Section 10 shall not apply to the dissolution of the Corporation in connection with a transaction as to which Section 13(b)(iii) applies.

11.Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be sent by Federal Express or other nationally recognized overnight or same day courier service providing a return receipt (and shall be effective when received, when refused or when the same cannot be delivered, as evidenced on the return receipt) to the following addresses (or to such other address as a party may subsequently provide written notification of to the other party):

To Corporation:	Artivion, Inc.
1655 Roberts Blvd., NW
Kennesaw, GA 30144
Attn: General Counsel

To Indemnitee:	_______________
1655 Roberts Blvd., NW
Kennesaw, GA 30144

12.Nonexclusivity. The rights of Indemnitee hereunder shall not be deemed exclusive of any other rights to which Indemnitee may now or in the future be entitled under the Delaware General Corporation Law, the Governing Documents, or any agreements, insurance policies, vote of stockholders, resolution of the Board of Directors or Disinterested Directors, or otherwise. The provisions of this Agreement are hereby deemed to be a contract right between the Corporation and the Indemnitee and any repeal of the relevant provisions of the Delaware General Corporation Law, or other applicable law, shall not affect this Agreement or its enforceability.

13.Certain Definitions.

(a)References to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation or other enterprise (including any constituent of a constituent or other enterprise) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees, partners, fiduciaries or agents, so that any person who is or was a director, officer, employee, partner, fiduciary or agent of such constituent corporation or other enterprise, or is or was serving at the request of such constituent corporation or other enterprise as a director, officer, employee, partner, fiduciary or agent of another corporation, partnership, joint venture, limited liability company, limited liability partnership, limited partnership, employee benefit plan, trust or other enterprise, shall stand in the same position under this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation or other enterprise if its separate existence had continued.

(b)A “Change in Control” shall be deemed to have occurred if

(i)any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation,
(A)who is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation’s then outstanding voting securities, increases his beneficial ownership of such securities by 5% or more over the percentage so owned by such person, or

(B)becomes the “beneficial owner” (as defined in rule 13d-3 under said Act), directly or indirectly, of securities of the Corporation representing more than 30% of the total voting power represented by the Corporation’s then outstanding voting securities,

(ii)during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation and any new director whose election by the Board of Directors or nomination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or

(iii)the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total voting power represented by the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of (in one transaction or a series of transactions) all or substantially all of the Corporation’s assets.

(c)“Disinterested Director” shall mean a director of the Corporation who is not and was not a party to the Proceeding in respect of which indemnification is being sought by Indemnitee. If there has been a Change in Control since the date hereof, to qualify as a Disinterested Director, such director must also have been a director of the Corporation prior to such Change in Control.

(d)“Expenses” shall mean all direct and indirect costs (including, without limitation, attorneys’ fees, retainers, court costs, transcripts, costs of investigation, costs of defense, costs of defending witnesses or preparing to be a witness, costs of negotiating settlements, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, costs of attachment, appeal or similar bonds, and all other disbursements or out-of-pocket expenses) actually and reasonably incurred in connection with a Proceeding or establishing or enforcing a right to indemnification or advances under this Agreement, applicable law or otherwise; provided, however, that “Expenses” shall not include any Liabilities.

(e)“Indemnification Period” shall mean the period of time during which Indemnitee shall continue to serve as a director or executive officer of the Corporation, and thereafter so long as Indemnitee shall be subject to any possible Proceeding arising out of acts or omissions of Indemnitee as a director or executive officer, which may include serving as a fiduciary or agent of the Corporation or otherwise acting or omitting at the request of or on behalf of the Corporation. For non-directors, status as an executive officer is required for this Agreement to provide indemnification related to a person’s actions or omissions. Should a non-director Indemnitee cease to be an executive officer, his or her actions and omissions, performed as a non-officer employee, are not entitled to indemnification under this Agreement. Furthermore, only those executive officers who hold a validly executed Indemnification Agreement are entitled to the rights and privileges herein.

(f)“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently performs, nor in the past five (5) years has performed, services for either: (i) the Corporation (including any affiliate of the Corporation) or Indemnitee (other than in connection with matters concerning Indemnitee under this Agreement or of other indemnitees under similar agreements) or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(g)“Liabilities” shall mean liabilities of any type whatsoever including, but not limited to, any damages, judgments, fines, ERISA excise taxes and penalties, penalties and amounts paid in settlement (including all interest assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) related to any Proceeding, as well as any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement.

(h)“Person” shall mean any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity.

(i)“Proceeding” shall mean any threatened, asserted, pending or completed action, claim, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative, including any appeal therefrom.

(j)For purposes of this Agreement, references to an “other enterprise” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee, partner, fiduciary or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, partner, fiduciary or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Agreement.

14.Binding Effect, Duration and Scope of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns (including the executors, administrators and heirs of Indemnitee’s estate (including without limitation, spouses), and any direct or indirect successor by purchase, merger, consolidation or otherwise, to all or substantially all of the business or assets of the Corporation), heirs, and personal and legal representatives. This Agreement shall continue in effect during the Indemnification Period, regardless of whether Indemnitee continues to serve as a director, officer, employee, fiduciary or agent.

15.Severability. If any provision or provisions of this Agreement (or any portion thereof) shall be held to be invalid, illegal or unenforceable for any reason whatsoever:

(a)the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby; and

(b)to the fullest extent legally possible, the provisions of this Agreement shall be construed so as to give effect to the intent of any provision held invalid, illegal or unenforceable.

16.Governing Law, Interpretation of Agreement, and Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware (without regard to its conflict of laws rules, other than the internal affairs doctrine). It is the intent of this agreement to indemnify Indemnitee to the fullest extent permitted by the Delaware General Corporation Law and other applicable law as in effect on the date hereof or as they may be amended from time to time, to the extent such amendments may broaden the scope of indemnification permitted. For the sake of clarity, no change in the Delaware General Corporation Law shall have the effect of reducing the benefits available to Indemnitee except to the extent expressly so required by law. However, if the Governing Documents or the Delaware General Corporation Law are amended to provide for greater indemnification rights or privileges, this Agreement shall not be construed so as to limit Indemnitee’s rights and privileges to the terms hereof and Indemnitee shall be entitled to the full benefits of any such additional rights and privileges. The Corporation and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Georgia for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in the federal and state courts of the State of Georgia in and for Fulton County, which shall be the exclusive and only proper forum for adjudicating such a claim.

17.Entire Agreement. This Agreement represents the entire agreement between the parties hereto, and there are no other agreements, contracts or understandings between the parties hereto with respect to the subject matter of this Agreement, except as specifically referred to herein or as provided in Section 12 hereof. In furtherance and not in limitation of the foregoing, and notwithstanding the provisions of Section 12 hereof, the indemnification agreement between the Corporation and the Indemnitee dated ________________ is hereby terminated in its entirety, shall have no further force and effect, and is superseded by this Agreement.

18.Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of any Expenses or Liabilities, but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such Expenses or Liabilities to which Indemnitee is entitled.

19.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.

[signatures on following page(s)]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

CORPORATION:

ARTIVION, INC.

By:
Name:    D. Ashley Lee
Title:    Executive Vice President and Chief Financial Officer

INDEMNITEE: